UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                             FORM 8-K CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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          Date of Report (Date of earliest event reported): May 6, 2004





                             Commission File Number

                                     0-28378

                                     AmREIT
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             (Exact name of registrant as specified in its charter)


             TEXAS                                      76-0410050
  -------------------------------         -------------------------------------
  (State or other jurisdiction of           (IRS Employer Identification No.)
  Incorporation or organization)

        8 Greenway Plaza, Suite 824,
            Houston, Texas 77046                        713-850-1400
    -----------------------------------         --------------------------------
 (Address of principal executive offices)        (Registrant's telephone number)



                                      [N/A]
        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 7.  Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated May 6, 2004.

Item 12.  Results of Operations and Financial Condition.

The information under this caption is furnished by AmREIT (the "Company") in accordance with Securities Exchange Commission Release No. 33-8216. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On May 6, 2004, the Company issued a press release describing its results of operations for the first quarter ended March 31, 2004. A copy of the press release is attached as Exhibit 99.1 to this report. In the earnings release, the Company used the non-GAAP financial measure of funds from Operations ("FFO"). A reconciliation of FFO to the comparable GAAP financial measure (net income) is contained in the attached earnings release. Disclosure regarding the definition of FFO used by the Company and why the Company's management believes the presentation of FFO provides useful information to investors is included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2003.





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SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     AmREIT



                                     By:    /s/ Chad C. Braun
                                        ----------------------------------------
                                          Chad C. Braun, Chief Financial Officer

Dated:  May 6, 2004




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                                               EXHIBIT INDEX


EXHIBIT
NUMBER                 DESCRIPTION
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99.1        --        Press Release dated May 6, 2004














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